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                                                                     Exhibit 5.1

[LETTERHEAD OF DOW, LOHNES & ALBERTSON, PLLC APPEARS HERE]




                                 January 8, 1999



SpectraSite Holdings, Inc.
8000 Regency Parkway, Suite 750
Cary, North Carolina  27511

     Re:  SpectraSite Holdings, Inc.
          Registration Statement on Form S-4
          (Registration No. 333-67043)

Ladies and Gentlemen:

     We refer to the above-referenced Registration Statement (the "Registration Statement") on Form S-4, filed on November 10, 1998, by SpectraSite Holdings, Inc. (the "Issuer"), with the Securities and Exchange Commission (the "Commission"), for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the Issuer's Series B 12% Senior Discount Notes Due 2008 (the "Exchange Notes"), to be offered in exchange (the "Exchange Offer") for the Issuer's outstanding 12% Senior Discount Notes Due 2008 (the "Old Notes"). The Old Notes were issued under, and the Exchange Notes are to be issued under, an Indenture, dated as of June 26, 1998, between the Issuer and United States Trust Company of New York, as Trustee (the "Indenture").

     In connection with the foregoing registration, we have acted as special counsel for the Issuer and have examined originals or copies of (i) the Indenture, (ii) the Registration Rights Agreement, dated as of June 26, 1998 (the "Registration Rights Agreement"), by and among the Issuer, Credit Suisse First Boston Corporation, Lehman Brothers Inc. and CIBC Oppenheimer Corp., and
(iii) the Registration Statement. We have also examined all such records of the Issuer and all such agreements, certificates of public officials, certificates of officers or representatives of



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SpectraSite Holdings, Inc.
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the Issuer and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts relevant to the opinion expressed herein, we have relied upon statements and representations of officers and other representatives of the Issuer and others (all of which we assume to be true, complete and accurate in all respects).

     We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction, other than the Delaware General Corporation Law and the laws of the United States to the extent applicable hereto. Accordingly, as to matters of law set forth below, our opinion is limited to matters of law under the laws of the District of Columbia, the laws of the United States to the extent applicable hereto, and the Delaware General Corporation Law, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions other than as specified above.

     Based upon the foregoing and subject to the other qualifications, assumptions and limitations stated herein, we are of the opinion that the Exchange Notes have been duly authorized and when executed by the proper officers of the Issuer, duly authenticated by the Trustee, and issued by the Issuer in accordance with the provisions of the Indenture, against surrender and cancellation of a like aggregate principal amount at maturity of Old Notes pursuant to the Exchange Offer as contemplated in the Registration Rights Agreement, will constitute the legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium



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SpectraSite Holdings, Inc.
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(whether general or specific), fraudulent conveyance or other laws now or hereafter in effect affecting the enforcement of creditors' rights and remedies generally, (b) the remedy of specific performance and injunctive and other forms of equitable relief may be limited by equitable defenses and the discretion of the court before which any proceeding therefor may be brought (whether such proceeding is at law or in equity or in a bankruptcy proceeding) or limited by other equitable principles of general applicability, including without limitation concepts of materiality, reasonableness ,good faith, and fair dealing and (c) certain waivers, such as waivers of applicable usury, stay or extension laws, may be unenforceable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          Dow, Lohnes & Albertson, PLLC

                                          By: /s/ Timothy J. Kelley
                                              ---------------------------
                                              Timothy J. Kelley
                                              Member